Exhibit 99.906 CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act (17 CFR 270.30a-2(b))

Each of the undersigned hereby certifies that:

1.	The Form N-CSR of Old Westbury Funds, Inc. (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Old Westbury Funds, Inc.

Date:	July 5, 2024	/s/ David W. Rossmiller
David W. Rossmiller, President and Chief Executive Officer
(Principal Executive Officer)

Date:	July 5, 2024	/s/ Matthew A. Rizzi
Matthew A. Rizzi, Treasurer
(Principal Financial Officer)